Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 and S-3 (Nos. 33-9563, 33-9986, 33-18262, 33-20997, 33-27209, 33-31687, 33-48707, 33-57886, 33-60487, 333-09367, 333-47961, 333-48153, 333-76715, 333-76717, 333-76765, 333-40818 and 333-40824) of Owens Corning of our report dated June 9, 2003 relating to the financial statements of Owens Corning Savings and Security Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Toledo, Ohio
June 23, 2003